UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2025

Oracle Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35992	54-2185193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 Oracle Way, Austin, Texas 78741

(Address of principal executive offices) (Zip Code)

(737) 867-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ORCL	New York Stock Exchange
3.125% senior notes due July 2025		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On January 13, 2025, Oracle Corporation (“Oracle”) filed a Current Report on Form 8-K (the “Original Form 8-K”) announcing that Edward Screven, Executive Vice President, Chief Corporate Architect, was retiring from Oracle by the end of February 2025. The Original Form 8-K is being amended to disclose the intention for Mr. Screven to remain employed by Oracle on a part-time basis.

Section 5—Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective as of March 1, 2025 (the “Effective Date”), Mr. Screven will remain employed by Oracle on a part-time basis as a Technical Advisor reporting to Safra Catz, Oracle’s Chief Executive Officer. Mr. Screven will no longer be an executive officer of Oracle as of the Effective Date. On February 21, 2025, the Compensation Committee of Oracle’s Board of Directors approved the following changes to Mr. Screven’s compensation as of the Effective Date: (i) a 50% reduction in salary to $450,000 per annum, and (ii) cancellation of 50% of Mr. Screven’s outstanding unvested restricted stock units granted on August 3, 2021, September 20, 2022, September 15, 2023 and September 19, 2024. The Compensation Committee also determined that Mr. Screven would no longer participate in Oracle’s Executive Bonus Plan for the current fiscal year but would be eligible to receive a discretionary bonus if a bonus pool is funded at the end of Oracle’s fiscal year.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORACLE CORPORATION

Dated: February 26, 2025	By:	/s/ Kimberly Woolley
Name: Kimberly Woolley
Title: Vice President, Assistant General Counsel and Assistant Secretary